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                                                                    EXHIBIT 10.3

                                                                January 15, 1999


CMGI, Inc.
100 Brickstone Square
First Floor
Andover, MA  01810
Attention: Andrew J. Hajducky III

     Re:  Transaction
          -----------

The purpose of this letter is to confirm the terms and conditions of the Transaction entered into between us as of January 15, 1999 (the "Transaction").

This letter constitutes a "Confirmation" as referred to in the Master Agreement (Local Currency) entered into between us and dated as of January 15, 1999 (the "Swap Agreement") and incorporates by reference the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "1991 Definitions").

This Confirmation supplements, forms a part of, and is subject to, the Swap Agreement. All provisions set forth in the 1991 Definitions or contained or incorporated by reference in the Swap Agreement shall govern this Confirmation except as expressly modified below. It is our intention to have this Confirmation serve as the final documentation for this trade and accordingly, no letter Confirmation will follow.

This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.

The terms of the Transaction to which this Confirmation relates are as follows:

1.   Parties
     -------

     The parties are:

     (1)  BankBoston, N.A. ("Bank")

          Office through which this Transaction is booked and address for notices:

          BankBoston, N.A.
          100 Federal Street
          Boston, MA  02110
          Attention:
          Telex:
          Answerback:
          Telecopy No.:

          Account for
          Payments: [To be advised]

     (2)  CMGI, Inc.
          (the "Counterparty")

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          Office through which this Transaction is booked and address for notices:

          CMGI, Inc.
          100 Brickstone Square
          First Floor
          Andover, MA  01810

          Attention:  Chief Financial Officer
          Telex No.:
          Answerback:
          Facsimile No.: (978) 684-3672
          Telephone No.: (978) 684-3600

          Account for Payments: [To be advised]

2.   Payments
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     (a)  On each Payment Date, the Counterparty shall pay to Bank a Floating
Amount in USD (the "Counterparty Note Floating Amount") computed in accordance with Section 6.1 of the 1991 Definitions as follows:

          (i)     "Calculation Amount" means USD $20,000,000;

          (ii)    "Floating Rate Option" means USD-LIBOR-BBA;

          (iii)   "Designated Maturity" means 3 month;

          (iv)    "Spread" means plus 1.750% per annum;

          (v)     "Reset Date" means the first day of each Calculation Period;
                  and

          (vi)    "Floating Rate Day Count Fraction" means Actual/360.

     (b) On the Termination Date, the Bank and Counterparty shall pay the amounts set forth in this paragraph (b). Upon a repurchase of the Underlying Shares in accordance with the terms of the Repurchase Agreement, (i) the Bank shall pay or cause to be paid to the Counterparty an amount equal to the positive difference, if any, between the Liquidation Amount and the Final Payment Amount and (ii) the Counterparty shall pay to the Bank an amount equal to the positive difference, if any, between the Final Payment Amount and the Liquidation Amount. If the Underlying Shares have not been purchased in accordance with the terms of the Repurchase Agreement, (i) the Bank shall pay or cause to be paid to the Counterparty an amount in USD equal to the Liquidation Amount minus any liquidation expenses incurred by the Bank in connection with such liquidation and (ii) the Counterparty shall pay to the Bank an amount in USD equal to the Final Payment Amount.

     (c) When paid by the Issuer and received by the holders of the Underlying Shares, Bank shall pay to the Counterparty within two Business Days of actual receipt by the Bank an aggregate amount equal to any payments in respect of dividends with respect to the Underlying Shares.

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     (d)  Upon the occurrence of (i) a Termination Event relating to the
Counterparty and the exercise by the Bank of its right to terminate this Agreement due to such termination Event or (ii) the exercise by the Counterparty of its optional right to terminate the Swap Agreement prior to the Termination Date, the Counterparty shall pay to the Bank a fee, in addition to the other amounts payable hereunder, equal to the product of (I) 175 basis points; (II) the Calculation Amount and (III) 1/360 payable for each calendar day elapsed from (and including) the Early Termination Date to (but excluding) the Termination Date. Additionally, if the Counterparty exercises its optional right to terminate the Swap Agreement prior to the Termination Date on any day that is not two London Banking Days prior to each Reset Date, the Counterparty shall pay to the Bank an additional fee, in addition to the other amounts payable hereunder, equal to the product of (i) the positive difference, if any, between (A) the Floating Rate Option for the Designated Maturity in effect during the Calculation Period in which the early termination date occurs and (B) the rate for deposits of U.S. Dollars for a period of three months which appears on Telerate Page 3750 as of 11:00 a.m. London time on the Early Termination Date (or if such rate does not appear on Telerate Page 3750 on such date, the USD-LIBOR-Reference Banks rate on such date); (ii) the Calculation Amount; and (iii) 1/360 payable for each calendar day elapsed from (and including) the Early Termination Date to (but excluding) the next succeeding Payment Date.

3.   Definitions
     -----------

     In this confirmation:

          "Calculation Agent" means Bank. All determinations and calculations by the Calculation Agent shall (a) be made in good faith and in the exercise of its commercially reasonable judgment and (b) be determined, where applicable, on the basis of then prevailing market rates or prices. All such determinations and calculations shall be binding on the Counterparty in the absence of manifest error.

          "Effective Date" means January 20, 1999.

          "Final Payment Amount" means an amount equal to USD 20,000,000.

          "Issuer" means Lycos, Inc., a Delaware corporation.

          "Liquidation Amount" means (i) if the Counterparty has repurchased the Underlying Shares pursuant to the Repurchase Agreement, an amount calculated three (3) Business Days prior to the Termination Date equal to the fair market value at the close of business on such date of the Underlying Shares as calculated by the Calculation Agent; or, (ii) if the Counterparty has defaulted on its obligation to repurchase the Underlying Shares pursuant to the Repurchase Agreement, an amount equal to the highest bid quotation received by the Calculation Agent on the Underlying Shares from three (3) registered broker/dealers selected by the Calculation Agent in its sole discretion.

          "Payment Dates" means each April 20, July 20, October 20 and January 20 commencing on April 20, 1999 and ending on the Termination Date (with the final Payment Date to be the Termination Date), subject to adjustment in accordance with the Modified Following Business Day Convention.

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          "Repurchase Agreement" means the repurchase agreement, dated as of
     January 15, 1999, between CMGI, Inc. and Long Lane Master Trust relating to the repurchase of the Underlying Shares.

          "Termination Date" means January 20, 2000.

          "Underlying Shares" means the shares of common stock, par value of USD $.01, of the Issuer, with an aggregate market value of $20,000,000.

4.   Other Provisions
     ----------------

     (a)  Business Day.  As used herein, "Business Day" means a day on which
          ------------
banks are open for business in Boston, Massachusetts and New York, New York other than a Saturday or a Sunday.

     (b)  Adjustment to Shares.  In the event of a change affecting the
          --------------------
Underlying Shares, including without limitation, a capitalization issue, rights issue, share split, merger, consolidation, amalgamation, sub-division, capital reduction, recapitalization, reclassification, dissolution, liquidation, winding up or other similar event, which occurs after the Trade Date but before the Termination Date, the Calculation Agent shall (after consultation with the Counterparty), if necessary, (i) adjust the number of Underlying Shares and/or the Calculation Amount with respect to payments made pursuant to paragraph 2 of this Confirmation and (ii) determine the effective date of such adjustments, if any, to achieve as nearly as practicable the economic position the Counterparty would have been in had it been the holder of the Underlying Shares upon the occurrence of such event.

     (c)  Optional Termination Right.  For purposes of this Transaction, the
          --------------------------
Counterparty shall have the right, at its option and sole discretion, to terminate this Transaction, in whole only, upon delivery of written notice to the Bank five Business Days prior to such optional termination. Upon the exercise of such Optional Termination Right, the Counterparty shall owe the Bank, in addition to the other amounts due hereunder, the amount set forth in
Section 2(d) of this Confirmation.

     (d)  Additional Event of Default.
          ---------------------------

          (i) For purposes of this Transaction, it shall constitute an additional Event of Default of the Counterparty if the Counterparty fails to contribute an amount which is satisfactory to the Bank but no greater than $10,000,000 of equity or subordinated debt that is junior to all other subordinated debt to Saleslink Corporation no later than January 31, 1999.

          (ii) Notwithstanding anything to the contrary herein, any Event of Default which would otherwise exist on the date hereof as a result of a default by the Counterparty under Specified Indebtedness shall not constitute an Event of Default hereunder unless either (A) the Counterparty fails to comply with Section 4(d)(i) of this Confirmation. Nothing herein shall be deemed to constitute a waiver of any other default or event of default which occurs with respect to Specified Indebtedness or with respect to this Agreement after the date hereof. Additionally, the foregoing shall not constitute a waiver by the Bank of its rights hereunder or under the agreement set forth in clause (ii) of the definition of Specified Indebtedness in the Schedule attached hereto.

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     (e)  Additional Terms for Credit Support Annex.  For purposes of this
          -----------------------------------------
Transaction, the Credit Support Annex, dated as of the date hereof, between the parties hereto, shall have the following additional terms:

          (i) Eligible Collateral shall, with the consent of the Bank, include, shares of Lycos, Inc. (LCOS) and any other publicly traded shares, up to a limit of 12% of the outstanding shares of such Issuer on the Trade Date. The Valuation Percentage on any such shares shall be 100%.

          (ii)  Independent Amount shall mean $25,500,000.

          (iii) Valuation Date shall mean every other day that is a Business Day in New York.

          (iv) Posted Collateral shall include the collateral transferred by Party B to Long Lane Master Trust on or prior to the Effective Date. Notwithstanding anything herein to the contrary, Party B shall be required to post additional Eligible Collateral at the times and manner specified herein for any Valuation Date on which the aggregate market value of the Posted Collateral is equal to or less than $45,500,000.

          (v) Notwithstanding Section 4(b) of the Credit Annex, Transfer of Eligible Credit Support or Posted Credit Support shall be made not later than the close of business on the third Local Business Day following a demand therefor.

     (f)  Additional Agreement.  The Counterparty agrees that until the
          --------------------
termination of this Transaction and the satisfaction in full of the Counterparty's obligations hereunder, the Counterparty shall maintain for the purpose of making of payments of any indebtedness of cash and/or equity shares which are freely tradeable without any restrictions (except for restrictions imposed by Rule 144 of the Securities Act of 1993, as amended (the "1933 Act");
(S)16 of the Securities Exchange Act of 1934, as amended; or, insider trading policies promulgated by the Counterparty or affiliates thereof (as defined in Rule 405 of the 1933 Act) and which are listed on a national stock exchange or the NASDAQ national market system in an amount at least equal to three times the Notional Amount of this Transaction. Notwithstanding the foregoing, any equity shares maintained as set forth in this Section 4(f) shall be free of any liens, encumbrances, mortgages, pledges, hypothecations, charges or security interests of any kind of any person or entity (other than the Bank) and shall not be subject to any lock-up agreements or other type of restriction (other than those set forth in the preceding sentence) of any kind that would prevent the immediate sale of such equity shares in the public market. For purposes of this
Section 4(f), Section 5(a)(ii) is hereby amended by deleting the words "thirtieth day" in the last line thereof and inserting "five Business Days" in lieu thereof.

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     Please confirm your agreement to be bound by the terms of the foregoing by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                   Very truly yours,

                                   BANKBOSTON, N.A.


                                   By: /s/ Liam Stokes
                                       __________________________
                                       Name: Liam Stokes
                                       Title: Director

Accepted and confirmed as of
the date first above written

CMGI, INC.

By: /s/ Andrew J. Hajducky
    _________________________________
    Name:
    Title:

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